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EXHIBIT 99.1

                     SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
             Certified Public Accountants & Management Consultants


LOS ANGELES
10960 Wilshire Blvd
Suite 1100
Los Angeles, CA 90024                                     March 29, 2007
Telephone: 310.477.3924
Fax: 310.478.6070
877-SLGG-LLP
(877) 754-4557


Mr. Daniel Yao
Chairman of the Audit Committee

Mr. Tony Shahbaz
Chief Executive Officer

IOMagic Corporation
4 Marconi
Irvine, CA 92618


Following the Company's filing of the Current Report on Form 8-K dated March 29, 2007 and discussions with the Company's Chief Financial Officer that the Company intends to restate the financial statements for the years ended December 31, 2005 and 2004, the previously issued audit opinions on these financial statements, which are dated February 24, 2006 and April 18, 2005, respectively, should not be relied upon and are immediately withdrawn.

                                                      Sincerely,


                                                      /S/ ROBERT TREVISAN
                                                      Robert Trevisan
                                                      Partner


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